FOR IMMEDIATE RELEASE

SEACOR HOLDINGS ANNOUNCES RESULTS FOR THE
THIRD QUARTER ENDED SEPTEMBER 30, 2020

FORT LAUDERDALE, FL, October 29, 2020 (GLOBE NEWSWIRE) — SEACOR Holdings Inc. (NYSE:CKH) (the “Company”) today announced its results for the third quarter ended September 30, 2020:
•Net income attributable to stockholders for the quarter ended September 30, 2020 was $3.2 million ($0.16 per diluted share) compared with $6.4 million ($0.32 per diluted share) for the quarter ended September 30, 2019.
•Operating income for the quarter ended September 30, 2020 was $5.6 million compared with $12.5 million for the quarter ended September 30, 2019.
•“Cash Earnings” for the quarter ended September 30, 2020 were $18.0 million compared with $27.7 million for the quarter ended September 30, 2019.
The Company uses the non-GAAP financial measures "Cash Earnings" and OIBDA in this release; a reconciliation to their closest U.S. GAAP measure is included in "Use of non-GAAP Financial Measures" in this release.
Charles Fabrikant, Executive Chairman and Chief Executive Officer, commented on the quarter's results as follows:
"All of our businesses have continued to operate during these challenging times. We recently, and very carefully, reopened several of our office locations. Fulfilling our commitment to, and success in providing our customers uninterrupted, quality service, is only possible due to the dedication and hard work - and flexibility - of our more than 2,000 employees. It is their safety and well-being which remains our top priority.
Several of our businesses started to recover in July from the severe falloff of activity in the second quarter. Harbor towing enjoyed better results early in the third quarter but major storm activity in August and September caused short term reductions in activity. Activity in October, thus far, has been trending positive again.
Demand for freight services into the Bahamas and Turks & Caicos started to pick up in July. SEACOR Island Lines is positioned to perform even better in the fourth quarter as the Bahamian government is expected to reopen its borders on November 1st in time for the seasonal spike in tourist activity.
Additional good news is China increased imports of U.S. agricultural products late in the third quarter pushing barge rates higher. I hope the better margins will be sustained as exports to China and other destinations pick up with the seasonal harvest.
By way of an update, there are several post quarter events to report. SEA-Vista was able to secure a new multiyear time charter for a chemical-suited tanker, adding approximately $45 million of revenue backlog to the almost $200 million we had as of September 30.
Our inland business, SCF, was also successful in finalizing terms to acquire a strategic center gulf fleeting location. This adds approximately 220 fleeting spaces strategically positioned near grain export elevators allowing us to expedite cycle times of our equipment while improving service to our customers. The acquisition is expected to close in early November. Additionally, SCF, supported by three Port Authorities in the St. Louis region, was awarded a $21 million grant for rail expansion, efficiency upgrades, and safety projects at several of our SCF Lewis & Clark terminal locations.
I am pleased that we have been able to make forward progress but mindful that the pandemic is not yet over."

The "Operating Discussion" below is a comparison of results for the quarter ended September 30, 2020 with the prior year quarter ended September 30, 2019.
Operating Discussion
Ocean Transportation & Logistics Services - Operating income and OIBDA were $8.4 million and $18.5 million, respectively, in the current year quarter compared with $17.0 million and $26.5 million, respectively.
SEA-Vista's operating results were $4.2 million higher. The improvement was due to lower dry-docking expenses and related out-of-service time, partially offset by lower operating results for one vessel due to the change in contract status from a multiyear time charter to a long-term multiyear bareboat charter.
Operating results for SEACOR Island Lines and Seabulk Towing continue to be negatively impacted by the COVID-19 pandemic. Early in the quarter, demand for freight into the Bahamas and the Turks & Caicos rebounded from the lows in the preceding quarter, although activity remained below pre-pandemic levels. Ship calls into harbor towing's port network were also beginning to recover but were negatively impacted by port closures along the U.S. Gulf Coast as a consequence of hurricane and major storm activity.
Waterman Logistics' operating results were impacted by softer revenues from government cargo voyages and the timing, and non-recurring nature, of certain expenses.
Inland Transportation & Logistics Services - Operating income and OIBDA were $0.8 million and $6.8 million, respectively, in the current year quarter compared with $0.6 million and $6.2 million, respectively.
Barge pool operating results continued to be impacted by idle equipment, as the supply and demand balance was exacerbated by the delayed start to the harvest in the lower Mississippi River region. Fleeting operations suffered from lock maintenance and closures on the Illinois River and less activity in the St. Louis region. Results from the terminal operation improved due to increased activity levels; the prior year quarter was negatively impacted by the lingering effects of flooding in and around the St. Louis harbor.
Witt O’Brien’s - Operating income and OIBDA were $2.5 million and $2.8 million in the current year quarter compared with $2.1 million and $2.3 million, respectively. The improvement was primarily due to reduced administrative and general expenses reflecting a cost reduction plan implemented earlier in the year.
Capital Commitments - The Company’s capital commitments as of September 30, 2020 were $55.3 million and included four U.S.-flag harbor tugs, the Company's interest in two foreign-flag rail ferries, six inland river dry-cargo barges, one inland river towboat, other equipment, and vessel and terminal improvements.
Liquidity and Debt - During the current year quarter, the Company redeemed its outstanding 3.0% Convertible Senior Notes for $34.5 million.
As of September 30, 2020, the Company’s balances of cash, cash equivalents, restricted cash, restricted cash equivalents, and marketable securities totaled $106.7 million. As of September 30, 2020, total outstanding debt was $248.9 million, and the Company had $225.0 million of borrowing capacity under its credit facilities.
Equity - As of September 30, 2020, the total shares outstanding were 20,372,510.
* * * * *
SEACOR Holdings Inc. (“SEACOR”) is a diversified holding company with interests in domestic and international transportation and logistics, crisis and emergency management, and clean fuel and power solutions. SEACOR is publicly traded on the New York Stock Exchange (NYSE) under the symbol CKH.

Certain statements discussed in this release as well as in other reports, materials and oral statements that the Company releases from time to time to the public constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “believe,” “plan,” “target,” “forecast” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements concern management’s expectations, strategic objectives, business prospects, anticipated economic performance and financial condition and other similar matters. Forward-looking statements are inherently uncertain and subject to a variety of assumptions, risks and uncertainties that could cause actual results to differ materially from those anticipated or expected by management of the Company. These statements are not guarantees of future performance and actual events or results may differ significantly from these statements. Actual events or results are subject to significant known and unknown risks, uncertainties and other important factors, including risks relating to the COVID-19 pandemic, volatility the pandemic has caused in the capital markets and the effects it has had and could continue to have on the global economy, the potential impact of governmental responses to the pandemic on the Company's business, operations and personnel, financial condition, results of operations, cash flows and liquidity, risks relating to weakening demand for the Company’s services as a result of unplanned customer suspensions, cancellations, rate reductions or non-renewals of vessel charters or failures to finalize commitments to charter vessels, increased government legislation and regulation of the Company’s businesses that could increase the cost of operations, increased competition if the Jones Act is repealed, liability, legal fees and costs in connection with the provision of emergency response services, decreased demand for the Company’s services as a result of declines in the global economy or the COVID-19 pandemic, declines in valuations in the global financial markets and a lack of liquidity in the credit sectors, interest rate fluctuations, availability of credit, inflation rates, changes in laws, trade barriers, commodity prices and currency exchange fluctuations, activity in foreign countries and changes in foreign political, military and economic conditions, changes in foreign and domestic oil and gas exploration and production activity, safety record requirements related to Ocean Transportation & Logistics Services, decreased demand for Ocean Transportation & Logistics Services due to construction of additional refined petroleum product, natural gas or crude oil pipelines or due to decreased demand for refined petroleum products, crude oil or chemical products or a change in existing methods of delivery, compliance with U.S. and foreign government laws and regulations, including environmental laws and regulations and economic sanctions, the dependence of Ocean Transportation & Logistics Services and Inland Transportation & Logistics Services on several key customers, consolidation of the Company’s customer base, the ongoing need to replace aging vessels, industry fleet capacity, restrictions imposed by the Shipping Acts on the amount of foreign ownership of the Company’s Common Stock, operational risks of Ocean Transportation & Logistics Services and Inland Transportation & Logistics Services, effects of adverse weather conditions and seasonality, the level of grain export volume, the effect of fuel prices on barge towing costs, variability in freight rates for inland river barges, the effect of international economic and political factors on Inland Transportation & Logistics Services’ operations, the ability to realize anticipated benefits from acquisitions and other strategic transactions, adequacy of insurance coverage, the attraction and retention of qualified personnel by the Company, changes in U.S. and international trade policies and various other matters and factors, many of which are beyond the Company’s control as well as those discussed in Item 1A. (Risk Factors) of the Company’s Annual report on Form 10-K and other reports filed by the Company with the Securities and Exchange Commission (“SEC”). It should be understood that it is not possible to predict or identify all such factors. Consequently, the preceding should not be considered to be a complete discussion of all potential risks or uncertainties. Given these factors, investors and analysts should not place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date of the document in which they are made. The Company disclaims any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which the forward-looking statement is based, except as required by law. It is advisable, however, to consult any further disclosures the Company makes on related subjects in its filings with the SEC, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (if any). These statements constitute the Company’s cautionary statements under the Private Securities Litigation Reform Act of 1995.
For additional information, contact SEACOR at (954) 523-2200, e-mail SEACOR at communications@seacorholdings.com or visit SEACOR’s website at www.seacorholdings.com.

SEACOR HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except share data, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Operating Revenues	$175,414	$200,658	$540,295	$607,205
Costs and Expenses:
Operating	128,546	147,386	400,752	437,368
Administrative and general	24,560	24,923	76,785	78,383
Depreciation and amortization	17,306	16,975	52,620	51,120
	170,412	189,284	530,157	566,871
Gains on Asset Dispositions, Net	618	1,145	9,200	2,259
Operating Income	5,620	12,519	19,338	42,593
Other Income (Expense):
Interest income	1,425	2,198	4,544	5,983
Interest expense	(3,938)	(4,816)	(12,587)	(14,832)
Debt extinguishment gains (losses), net	(254)	(777)	1,348	(2,073)
Marketable security gains (losses), net	951	144	(567)	16,496
Foreign currency losses, net	(203)	(1,877)	(3,042)	(1,663)
Other, net	2,242	505	2,992	(114)
	223	(4,623)	(7,312)	3,797
Income Before Income Tax Expense (Benefit) and Equity in Losses of 50% or Less Owned Companies	5,843	7,896	12,026	46,390
Income Tax Expense (Benefit)	1,552	1,417	(9,384)	7,012
Income Before Equity in Losses of 50% or Less Owned Companies	4,291	6,479	21,410	39,378
Equity in Losses of 50% or Less Owned Companies, Net of Tax	(1,102)	(618)	(8,877)	(3,448)
Net Income	3,189	5,861	12,533	35,930
Net Income (Loss) Attributable to Noncontrolling Interests in Subsidiaries	(1)	(544)	(8)	7,239
Net Income Attributable to SEACOR Holdings Inc.	$3,190	$6,405	$12,541	$28,691

Basic Earnings Per Common Share of SEACOR Holdings Inc.	$0.16	$0.33	$0.63	$1.54

Diluted Earnings Per Common Share of SEACOR Holdings Inc.	$0.16	$0.32	$0.63	$1.48

Weighted Average Common Shares Outstanding:
Basic	19,995,413	19,322,423	19,975,635	18,618,613
Diluted	20,017,551	20,738,919	19,993,982	19,984,302

OIBDA(1)	$22,926	$29,494	$71,958	$93,713
OIBDA Attributable to SEACOR Holdings Inc.(1)	$22,926	$28,813	$71,958	$77,714
______________________
1.Non-GAAP Financial Measure. See explanation of use of non-GAAP financial measures included elsewhere in this release.

SEACOR HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(in thousands, except per share data, unaudited)

	Three Months Ended
	Sep. 30, 2020	Jun. 30, 2020	Mar. 31, 2020	Dec. 31, 2019	Sep. 30, 2019
Operating Revenues	$175,414	$172,585	$192,296	$192,761	$200,658
Costs and Expenses:
Operating	128,546	126,178	146,028	146,265	147,386
Administrative and general	24,560	23,204	29,021	27,134	24,923
Depreciation and amortization	17,306	17,585	17,729	17,451	16,975
	170,412	166,967	192,778	190,850	189,284
Gains on Asset Dispositions, Net	618	8,198	384	651	1,145
Operating Income (Loss)	5,620	13,816	(98)	2,562	12,519
Other Income (Expense):
Interest income	1,425	1,518	1,601	1,488	2,198
Interest expense	(3,938)	(4,179)	(4,470)	(4,401)	(4,816)
Debt extinguishment gains (losses), net	(254)	1,921	(319)	(171)	(777)
Marketable security gains (losses), net	951	(1,414)	(104)	1,898	144
Foreign currency gains (losses), net	(203)	1,743	(4,582)	1,351	(1,877)
Other, net	2,242	658	92	(20)	505
	223	247	(7,782)	145	(4,623)
Income (Loss) Before Income Tax Expense (Benefit) and Equity in Losses of 50% or Less Owned Companies	5,843	14,063	(7,880)	2,707	7,896
Income Tax Expense (Benefit)	1,552	3,206	(14,142)	2,817	1,417
Income (Loss) Before Equity in Losses of 50% or Less Owned Companies	4,291	10,857	6,262	(110)	6,479
Equity in Losses of 50% or Less Owned Companies, Net of Tax	(1,102)	(2,982)	(4,793)	(1,802)	(618)
Net Income (Loss)	3,189	7,875	1,469	(1,912)	5,861
Net Income (Loss) attributable to Noncontrolling Interests in Subsidiaries	(1)	(9)	2	5	(544)
Net Income (Loss) attributable to SEACOR Holdings Inc.	$3,190	$7,884	$1,467	$(1,917)	$6,405

Basic Earnings (Loss) Per Common Share of SEACOR Holdings Inc.	$0.16	$0.39	$0.07	$(0.10)	$0.33

Diluted Earnings (Loss) Per Common Share of SEACOR Holdings Inc.	$0.16	$0.39	$0.07	$(0.10)	$0.32

Weighted Average Common Shares Outstanding:
Basic	19,995	19,981	19,950	19,933	19,322
Diluted	20,018	21,099	19,994	19,933	20,739
Common Shares Outstanding at Period End	20,373	20,340	20,333	20,176	20,179

OIBDA(1)	$22,926	$31,401	$17,631	$20,013	$29,494
OIBDA attributable to SEACOR Holdings Inc.(1)	$22,926	$31,401	$17,631	$20,013	$28,813
______________________
1.Non-GAAP Financial Measure. See explanation of use of non-GAAP financial measures included elsewhere in this release.

SEACOR HOLDINGS INC.
SEGMENT INFORMATION
(in thousands, unaudited)

	Three Months Ended
	Sep. 30, 2020	Jun. 30, 2020	Mar. 31, 2020	Dec. 31, 2019	Sep. 30, 2019
Ocean Transportation & Logistics Services
Operating Revenues	$88,771	$86,111	$106,115	$101,674	$102,661
Costs and Expenses:
Operating	59,985	57,827	77,604	72,759	66,888
Administrative and general	10,436	8,780	10,744	11,190	9,404
Depreciation and amortization	10,124	10,270	10,282	10,228	10,191
	80,545	76,877	98,630	94,177	86,483
Gains on Asset Dispositions, Net	191	113	9	121	804
Operating Income	8,417	9,347	7,494	7,618	16,982
Other Income (Expense):
Foreign currency gains (losses), net	213	83	(78)	52	(104)
Other, net	5	(18)	22	6	505
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	505	(1,426)	(1,357)	(1,238)	(242)
Segment Profit(1)	$9,140	$7,986	$6,081	$6,438	$17,141

OIBDA(2)	$18,541	$19,617	$17,776	$17,846	$27,173
OIBDA(2) attributable to stockholders	$18,541	$19,617	$17,776	$17,846	$26,492
Dry-docking expenditures for U.S.-flag petroleum and chemical carriers, dry bulk carriers and PCTC’s (included in operating costs and expenses)	$420	$908	$7,816	$8,752	$4,310
Out-of-service days for dry-dockings of U.S.-flag petroleum and chemical carriers, dry bulk carriers and PCTC’s	9	13	38	76	42
Dry-docking expenditures for all other vessels	$1,155	$292	$1,704	$289	$1,783

Inland Transportation & Logistics Services
Operating Revenues	$64,069	$63,513	$61,311	$68,257	$72,020
Costs and Expenses:
Operating	54,338	53,915	50,919	57,912	62,775
Administrative and general	3,321	3,292	3,488	3,324	3,327
Depreciation and amortization	6,036	6,016	6,212	6,144	5,694
	63,695	63,223	60,619	67,380	71,796
Gains on Asset Dispositions, Net	427	8,085	315	522	330
Operating Income	801	8,375	1,007	1,399	554
Other Income (Expense):
Foreign currency gains (losses), net	(439)	1,653	(4,478)	1,249	(1,729)
Other, net	1,939	(3)	—	—	—
Equity in Losses of 50% or Less Owned Companies, Net of Tax	(1,141)	(701)	(3,376)	(2,346)	(1,084)
Segment Profit (Loss)(1)	$1,160	$9,324	$(6,847)	$302	$(2,259)

OIBDA(2)	$6,837	$14,391	$7,219	$7,543	$6,248
______________________
1.Includes amounts attributable to both SEACOR and noncontrolling interests.
2.Non-GAAP Financial Measure. See explanation of use of non-GAAP financial measures included elsewhere in this release.

SEACOR HOLDINGS INC.
SEGMENT INFORMATION (continued)
(in thousands, unaudited)

	Three Months Ended
	Sep. 30, 2020	Jun. 30, 2020	Mar. 31, 2020	Dec. 31, 2019	Sep. 30, 2019
Witt O’Brien’s
Operating Revenues	$20,518	$21,173	$22,506	$20,742	$24,345
Costs and Expenses:
Operating	12,793	13,104	15,691	14,266	16,323
Administrative and general	4,913	4,961	7,679	7,008	5,718
Depreciation and amortization	359	356	259	210	210
	18,065	18,421	23,629	21,484	22,251
Gains on Asset Dispositions	—	—	—	8	10
Operating Income (Loss)	2,453	2,752	(1,123)	(734)	2,104
Other Income (Expense):
Foreign currency gains (losses), net	(18)	(9)	12	(1)	—
Other, net	—	—	70	(457)	(1)
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	130	256	(8)	333	764
Segment Profit (Loss)	$2,565	$2,999	$(1,049)	$(859)	$2,867

OIBDA(2)	$2,812	$3,108	$(864)	$(524)	$2,314

Other
Operating Revenues	$2,069	$1,798	$2,399	$2,099	$1,635
Costs and Expenses:
Operating	1,442	1,342	1,847	1,335	1,404
Administrative and general	706	877	1,124	967	846
Depreciation and amortization	459	615	619	499	501
	2,607	2,834	3,590	2,801	2,751
Gains on Asset Dispositions	—	—	60	—	34
Operating Loss	(538)	(1,036)	(1,131)	(702)	(1,082)
Other Income (Expense):
Other, net	1	—	—	431	—
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	(596)	(1,111)	(52)	1,449	(56)
Segment Profit (Loss)(1)	$(1,133)	$(2,147)	$(1,183)	$1,178	$(1,138)

Corporate and Eliminations
Operating Revenues	$(13)	$(10)	$(35)	$(11)	$(3)
Costs and Expenses:
Operating	(12)	(10)	(33)	(7)	(4)
Administrative and general	5,184	5,294	5,986	4,645	5,628
Depreciation and amortization	328	328	357	370	379
	5,500	5,612	6,310	5,008	6,003
Losses on Asset Dispositions	—	—	—	—	(33)
Operating Loss	$(5,513)	$(5,622)	$(6,345)	$(5,019)	$(6,039)
Other Income (Expense):
Foreign currency gains (losses), net	$41	$16	$(38)	$51	$(44)
Other, net	297	679	—	—	1
______________________
1.Includes amounts attributable to both SEACOR and noncontrolling interests.
2.Non-GAAP Financial Measure. See explanation of use of non-GAAP financial measures included elsewhere in this release.

SEACOR HOLDINGS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, unaudited)

	Sep. 30, 2020	Jun. 30, 2020	Mar. 31, 2020	Dec. 31, 2019	Sep. 30, 2019
ASSETS
Current Assets:
Cash and cash equivalents	$98,015	$128,389	$76,106	$77,222	$76,815
Restricted cash and restricted cash equivalents	1,119	1,119	1,224	1,222	1,221
Marketable securities	7,597	6,418	7,832	7,936	6,038
Receivables:
Trade, net of allowance for doubtful accounts	196,076	179,350	192,350	194,022	199,013
Other	67,862	64,098	67,938	38,881	43,449
Inventories	3,871	3,668	4,050	5,255	5,224
Prepaid expenses and other	6,364	6,705	5,387	6,971	6,130
Total current assets	380,904	389,747	354,887	331,509	337,890
Property and Equipment:
Historical cost	1,442,442	1,439,245	1,441,509	1,442,382	1,424,907
Accumulated depreciation	(663,277)	(647,400)	(639,424)	(624,024)	(607,727)
Net property and equipment	779,165	791,845	802,085	818,358	817,180
Operating Lease Right-of-Use Assets	124,855	131,628	136,180	144,539	153,464
Investments, at Equity, and Advances to 50% or Less Owned Companies	152,744	152,228	151,568	157,108	154,968
Construction Reserve Funds	—	—	—	—	3,908
Goodwill	32,616	32,626	32,586	32,701	32,668
Intangible Assets, Net	21,041	21,990	22,952	20,996	21,884
Other Assets	8,404	8,718	8,615	7,761	8,284
	$1,499,729	$1,528,782	$1,508,873	$1,512,972	$1,530,246

LIABILITIES AND EQUITY
Current Liabilities:
Current portion of long-term debt	$10,845	$44,819	$44,495	$58,854	$76,426
Current portion of long-term operating lease liabilities	37,124	37,441	35,258	36,011	36,422
Current portion of other long-term financial liabilities	1,479	1,466	—	—	—
Accounts payable and accrued expenses	58,640	46,129	43,663	57,595	54,921
Other current liabilities	77,429	77,901	75,225	57,501	67,603
Total current liabilities	185,517	207,756	198,641	209,961	235,372
Long-Term Debt	238,005	239,698	254,272	255,612	241,408
Long-Term Operating Lease Liabilities	87,579	93,867	100,789	108,295	116,866
Other Long-Term Financial Liabilities	31,701	32,076	—	—	—
Deferred Income Taxes	109,664	113,586	123,054	105,661	103,489
Deferred Gains and Other Liabilities	18,910	19,320	19,103	20,929	20,463
Total liabilities	671,376	706,303	695,859	700,458	717,598
Equity:
SEACOR Holdings Inc. stockholders’ equity:
Preferred stock	—	—	—	—	—
Common stock	410	410	410	408	408
Additional paid-in capital	1,666,218	1,664,617	1,662,938	1,661,002	1,659,428
Retained earnings	529,647	526,457	518,573	517,106	519,023
Shares held in treasury, at cost	(1,365,921)	(1,366,787)	(1,366,787)	(1,365,792)	(1,365,594)
Accumulated other comprehensive loss, net of tax	(2,779)	(2,998)	(2,909)	(998)	(1,400)
	827,575	821,699	812,225	811,726	811,865
Noncontrolling interests in subsidiaries	778	780	789	788	783
Total equity	828,353	822,479	813,014	812,514	812,648
	$1,499,729	$1,528,782	$1,508,873	$1,512,972	$1,530,246

Use of non-GAAP Financial Measures
The information furnished in this release includes non-GAAP financial measures that differ from measures calculated in accordance with U.S. GAAP, including OIBDA and Cash Earnings.
The Company defines OIBDA as operating income (loss) plus depreciation and amortization. The Company includes maintenance and repair costs, including major overhauls and regulatory dry-dockings, and gains or losses (or impairments) on asset dispositions in OIBDA. The Company defines Cash Earnings as OIBDA further adjusted to exclude the amortization of non-cash deferred gains and amounts attributable to its minority partner in SEA-Vista as well as the gain or loss associated with marking-to-market securities held for investment, accrued net cash expense associated with interest on debt obligations, and the Company’s estimate of cash taxes. Other companies may calculate OIBDA and Cash Earnings differently than the Company, which may limit their usefulness as comparative measures. In addition, each of these measures does not necessarily represent funds available for discretionary use and are not measures of the Company’s ability to fund its cash needs. OIBDA and Cash Earnings are each financial metrics used by management (i) as a supplemental internal measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; (ii) as a criteria for annual incentive bonuses paid to Company officers and other shore-based employees; and (iii) to compare to the OIBDA and Cash Earnings of other companies when evaluating potential acquisitions. In addition, the Company believes Cash Earnings is meaningful to investors because it assists in evaluating the Company’s results of operations and net cash generated by business activities across previous and subsequent accounting periods and to better understand the long-term performance of the Company. The Company views OIBDA and Cash Earnings as measures of operating performance not liquidity.
The presentation of these non-GAAP financial measures is not intended to be considered in isolation from or as a substitute for the financial information prepared and presented in accordance with U.S. GAAP.
The following tables reconcile these non-GAAP measures to their most closely comparable U.S. GAAP measures (amounts in thousands, except per share data).

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
U.S. GAAP Measures
Net Income Attributable to Stockholders	$3,190	$6,405	$12,541	$28,691
Diluted Earnings Per Common Share(1)	$0.16	$0.32	$0.63	$1.48

Reconciliation of non-GAAP Financial Measures
Operating Income (U.S. GAAP)	$5,620	$12,519	$19,338	$42,593
(+) Depreciation and amortization	17,306	16,975	52,620	51,120
OIBDA(2)	22,926	29,494	71,958	93,713
(–) Amortization of deferred gains(3)	(331)	(330)	(992)	(991)
(–) OIBDA attributable to noncontrolling interests	—	(681)	—	(15,999)
(–) Cash interest paid, net(4)	(177)	(900)	(2,983)	(2,675)
(–) Income tax obligation	(5,412)	(6)	(13,178)	(19)
(+/–) Marketable security gains (losses), net	951	144	(567)	16,496
Cash Earnings (proxy for cash earned)	$17,957	$27,721	$54,238	$90,525
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1.Includes diluted earnings per common share of $0.65 for the nine months ended September 30, 2019, related to marking-to-market the Company’s marketable security portfolio.
2.All references to OIBDA in this release are calculated in the same manner.
3.Included in gains on asset dispositions.
4.Amount is net of interest income, excludes capitalized interest, and is net of our partner’s portion of SEA-Vista net interest expense of $0.2 million and $1.2 million for the three and nine months ended September 30, 2019, respectively.

SEACOR HOLDINGS INC.
FLEET COUNTS
(unaudited)

	Sep. 30, 2020	Jun. 30, 2020	Mar. 31, 2020	Dec. 31, 2019	Sep. 30, 2019
Ocean Transportation & Logistics Services
Bulk Transportation Services:
Petroleum and chemical carriers - U.S.-flag	9	9	9	9	9
Bulk carriers - U.S.-flag	2	2	2	2	2
Port & Infrastructure Services:
Harbor tugs - U.S.-flag	24	25	25	24	24
Harbor tugs - Foreign-flag	8	8	8	8	8
Offshore tug - U.S.-flag	1	1	1	1	1
Ocean liquid tank barges - U.S.-flag	5	5	5	5	5
Ocean liquid tank barges - Foreign-flag	1	1	1	1	1
Specialty vessels - Foreign-flag(1)	2	2	2	2	2
Logistics Services:
PCTC(2) - U.S.-flag	4	4	4	4	4
Short-sea container/RORO(3) vessels - Foreign-flag	8	8	8	8	8
RORO(3) & deck barges - U.S.-flag	7	7	7	7	7
Rail ferries - Foreign-flag	2	2	2	2	2
	73	74	74	73	73

Inland Transportation & Logistics Services
Bulk Transportation Services:
Dry-cargo barges	1,322	1,341	1,372	1,372	1,375
Liquid tank barges	20	20	20	20	20
Specialty barges(4)	5	5	5	5	5
Towboats:
4,000 hp - 6,600 hp	19	19	19	19	18
3,300 hp - 3,900 hp	3	3	3	3	3
Less than 3,300 hp	2	2	2	2	2
Port & Infrastructure Services:
Harbor boats:
1,100 hp - 2,000 hp	18	18	18	18	18
Less than 1,100 hp	6	6	6	6	6
Logistics Services:
Dry-cargo barges	35	35	35	35	32
Towboats:
Less than 3,300 hp	2	2	1	1	—
	1,432	1,451	1,481	1,481	1,479
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1.One line handling and one crew transport vessel.
2.Pure Car/Truck Carrier.
3.Roll On/Roll Off.
4.Includes non-certificated 10,000 and 30,000 barrel inland river liquid tank barges.